EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-11299, No. 333-35287, No. 333-85575, No. 333-34320, No. 333-52804, No. 333-59158, No. 333-59160, No. 333-123452, No. 333-129269, No. 333-151771, No. 333-166984 and No. 333-176638) pertaining to the 1993 Stock Plan, the 1996 Nonemployee Directors Stock Option Plan, the 1998 Stock Incentive Plan, the GMS/Affymetrix 1998 Stock Plan, the Affymetrix/Neomorphic, Inc. 1998 Stock Option Plan, the Amended and Restated 2000 Equity Incentive Plan of Affymetrix, Inc., the ParAllele BioScience, Inc. 2001 Stock Option Plan of Affymetrix, Inc. and the 2011 Employee Stock Purchase Plan of our reports dated February 28, 2012, with respect to the consolidated financial statements and schedule of Affymetrix, Inc., and the effectiveness of internal control over financial reporting of Affymetrix, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP

San Jose, California February 28, 2012